Exhibit 1.1

                         Optical Equipment NETS Trust

                  Optical Equipment NETS Depositary Receipts

                              PURCHASE AGREEMENT

                                                             November __, 2000

Epoch Securities, Inc.,
as Representative of the
Several Underwriters named
on Schedule I hereto
151 Union Street
IceHouse Two
San Francisco, California  94111

Ladies and Gentlemen:

     Epoch Securities, Inc., as initial depositor ("Epoch Securities"), proposes to form a trust, Optical Equipment NETS Trust (the "Trust"), pursuant to a Depositary Trust Agreement, dated as of November [o], 2000, between Epoch Securities and Investors Bank & Trust Company, as Trustee (the "Trust Agreement"), which will issue on the Closing Date (as hereinafter defined) $[o] aggregate amount of Optical Equipment NETS Depositary Receipts ("Receipts") representing undivided beneficial ownership of the Trust's assets, which will initially include the U.S.-traded common stock ("Securities") of 21 companies conducting business in the optical equipment industry, as described in the Prospectus (as defined below). Securities will be transferred to the Trust by or on behalf of Epoch Securities on the Closing Date in exchange for Receipts as described in the Prospectus. After the Closing Date, additional Receipts may be issued by the Trust as described in the Prospectus.

     This is to confirm the agreement concerning the purchase of Receipts from Epoch Securities by the several other Underwriters named in Schedule I hereto (underwriters listed on Schedule I are referred to herein as the "other Underwriters"). The other Underwriters together with Epoch Securities, Inc., in its capacity as underwriter, are referred to herein collectively as the "Underwriters" and Epoch Securities, Inc., in its capacity as representative of the Underwriters, is referred to herein as the "Representative."

     A registration statement on Form S-1 (No. 333-45684) relating to the Receipts has been filed by Epoch Securities, as registrant, with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and, as amended by Amendment No. 1 and Amendment No. 2 thereto, has become effective under the Securities Act. Epoch Securities proposes to file with the Commission pursuant to Rule 424(b)(4) of the Rules and Regulations a prospectus, dated November [o], 2000, relating to the Receipts and the method of distribution thereof. Copies of such registration statement, and any amendment or supplement thereto, and such prospectus have been delivered to you. Such registration statement, including exhibits thereto, and such Prospectus, both as amended to the date hereof, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively. The Receipts will be listed on The American Stock Exchange (the "Exchange").

     1. Purchase by the Other Underwriters and Dealers. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, Epoch Securities agrees to cause the Receipts to be issued by the Trust and Epoch Securities agrees to sell to each of the other Underwriters, severally and not jointly, and each of the other Underwriters, severally and not jointly, agrees to purchase from Epoch Securities, the respective number of Receipts set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price equal to the Initial Public Offering Price, as defined in the Prospectus, per Receipt, less a portion of the underwriting fee to be subsequently agreed to by the underwriters.

     The other Underwriters may sell to certain dealers all or a portion of the Receipts acquired hereunder and in connection therewith any selling dealer may receive a reallowance fee that is a portion of the underwriting fee to be subsequently agreed to by the Underwriters.

     Epoch Securities shall not be obligated to deliver any of the Receipts to any Underwriter except upon payment in full for all the Receipts to be purchased by such Underwriter as provided herein, it being acknowledged by the parties hereto that Epoch Securities shall be entitled to retain the balance of the underwriting fee for its own account.

     2. Delivery of and Payment for the Receipts. Delivery of and payment for the Receipts referred to in Section 1 shall be made at the offices of [o], or at such other place as shall be agreed upon by the parties hereto, at [9:00 A.M., New York time], on _______________, 2000, or at such other date or time, not later than five full business days thereafter (such date and time being referred to herein as the "Closing Date"). On the Closing Date, Epoch Securities shall deliver or cause to be delivered for the account of each Underwriter the aggregate amount of Receipts set forth after their names on
Schedule I hereto against payment (pursuant to agreed upon procedures) to or upon the order of Epoch Securities of the purchase price therefor in immediately available funds. Upon delivery, the Receipts shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of the beneficial owners of the Receipts will be represented by book-entries on the records of DTC and participating members thereof. Definitive certificates representing the Receipts will be available only under limited circumstances.

     3. Representations, Warranties and Agreements of Epoch Securities. Epoch Securities represents and warrants to and agrees with the other Underwriters that:

          (a) The Registration Statement, at the time it became effective, and the Prospectus, as of the date of the Prospectus, complied in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact and, in the case of the Registration Statement, did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, did not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; on the Closing Date, the Registration Statement and the Prospectus, as amended as of the Closing Date, will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and neither the Prospectus nor any amendment thereto will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Epoch Securities has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement and the execution, delivery and performance by Epoch Securities of this Agreement has been duly authorized by Epoch Securities.

          (c) This Agreement has been duly executed and delivered by Epoch Securities.

          (d) When authenticated by the Trustee in accordance with the Trust Agreement and delivered and paid for pursuant to this Agreement, the Receipts will be duly and validly issued and entitled to the benefits of the Trust Agreement.

          (e) The execution, delivery and performance of this Agreement and the consummation by Epoch Securities of the transactions contemplated hereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the charter or the by-laws of Epoch Securities, or any indenture, agreement or other instrument to which Epoch Securities is a party or by which Epoch Securities is bound, or violate any law or any order, rule or regulation applicable to Epoch Securities of any court or any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Epoch Securities or any of its properties; and, except for the registration of the Receipts under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable state securities laws in connection with the purchase and distribution of the Receipts by the Underwriters, the National Association of Securities Dealers, Inc. (the "NASD") in connection with its review of the underwriting terms and arrangements, and the Exchange in connection with the listing of the Receipts on the Exchange, no permit, consent, approval of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          (f) There are no proceedings or investigations pending or, to the knowledge of Epoch Securities, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Epoch Securities or its properties (i) asserting the invalidity of this Agreement or the Receipts, (ii) seeking to prevent the issuance of any of the Receipts or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, if determined adversely to Epoch Securities, is reasonably likely to materially and adversely affect the performance by Epoch Securities of its obligations under, or the validity or enforceability of, the Receipts or this Agreement, or (iv) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Receipts.

          (g) Epoch Securities (i) is not in violation of its charter or by-laws, (ii) is not in default and no event has occurred which with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which Epoch Securities is a party or by which Epoch Securities is bound or to which any of Epoch Securities' property or assets is subject and (iii) is not in violation in any respect of any law, order, rule or regulation applicable to Epoch Securities or any of Epoch Securities' property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except, in the case of clauses (ii) and (iii), for any defaults or violations that would not, individually or in the aggregate, have a material adverse effect on the performance by Epoch Securities of its obligations under, or the validity or enforceability of, the Receipts or this Agreement.

          (h) Epoch Securities has complied with all applicable federal and state securities laws, the rules and regulations of the NASD and the listing requirements of the Exchange in connection with the transactions contemplated by this Agreement.

     4. Representations and Agreements of the Other Underwriters. Each other Underwriter hereby represents and agrees with Epoch Securities, Inc., as depositor and as Representative, on behalf of itself and each of its affiliates that participates in the distribution of the Receipts, that it has complied and will comply with all applicable federal and state securities laws, and the rules and regulations of the NASD in connection with the transactions contemplated by this Agreement.

     5. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of Epoch Securities contained herein, to the performance by Epoch Securities of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and Epoch Securities shall have filed the Prospectus or any amendment thereto with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the time period provided by such rule.

          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Receipts, the Registration Statement and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be satisfactory in all material respects to Brown & Wood LLP.

          (c) The Trust Agreement shall have been duly executed and delivered by Epoch Securities and the Trustee and the Receipts shall have been duly executed and delivered by the Trustee on behalf of the Trust and duly authenticated by the Trustee.

          (d) On the Closing Date, Epoch Securities, as Representative, shall have received the favorable opinion, dated as of the Closing Date, of counsel for the Trust in form and substance satisfactory to Brown & Wood LLP.

          (e) On the Closing Date, Epoch Securities, as Representative, shall have received the favorable opinion, dated as of the Closing Date, of Brown & Wood LLP as to such matters and in form and substance satisfactory to Epoch Securities.

          (f) On the Closing Date, Epoch Securities shall have received the favorable opinion, dated as of the Closing Date, of Brown & Wood LLP special tax counsel in form and substance satisfactory to Epoch Securities.

          (g) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or
     (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities, or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other substantial national or international calamity or emergency as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the public offering or the delivery of the Receipts on the terms and in the manner contemplated in the Prospectus.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Epoch Securities.

     6. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Trust and the other Underwriters prior to delivery of and payment for the Receipts if, prior to that time, it reasonably determines that it is in the best interests of the Underwriters for such termination to be effected.

     7. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the other Underwriters and Epoch Securities and their respective successors. It being agreed and acknowledged by the parties hereto that, in connection with the distribution of the Receipts, and only with respect to such distribution, this Agreement shall supercede any other agreement previously entered into by the parties hereto in connection with the distribution of securities to the extent such provisions conflict with the provisions herein, and it being further agreed and acknowledged that this Agreement shall not otherwise affect any provision of such other agreements.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                         Very truly yours,

                                         EPOCH SECURITIES, INC.


                                         By:_______________________________
                                            Name:
                                            Title:
Accepted as of the date hereof

ADVANCED CLEARING, INC.



By:  ___________________________
     Name:
     Title:


CHARLES SCHWAB & CO., INC.


By:  ___________________________
     Name:
     Title:



                                                                    SCHEDULE I




                                                                     Number of
                                                                      Receipts
       Underwriter                                             To Be Purchased
Advanced Clearing, Inc.                                               [o]
Charles Schwab & Co., Inc.                                            [o]





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